Exhibit 10.18.3

                        FOURTH AMENDMENT TO THE
                       UNION CARBIDE CORPORATION
                  SUPPLEMENTAL RETIREMENT INCOME PLAN



     The Union Carbide Corporation Supplemental Retirement Income
Plan (the "Plan") is hereby amended as follows:
     1. The third sentence of the General Section of the Plan is hereby amended in its entirety as follows:
"Specifically, the purpose of this plan is to provide a retirement benefit, determined without regard to Code Section 415 or Code
Section 401(a)(17), equal to the excess of the retirement benefit which would be provided by (1) the Retirement Program Plan if (a) average monthly compensation included
(i) deferred cash bonuses awarded under
designated incentive compensation plans and
(ii) base salary deferred under the
Compensation Deferral Program, and (b) all cash bonuses, whether deferred or not, were averaged separately from base compensation, and (2) the Equalization Benefit Plan, over the retirement benefit actually provided by the Retirement Program Plan and the Equalization Benefit Plan."

     2. A new Section 3(e) is hereby added to Article II of the Plan to read as follows:
"(e) For purposes of the calculation under subpart (c) of this Section 3, "base salary" shall include any base salary deferred by an employee pursuant to the terms of the Union
Carbide Compensation Deferral Program, or any successor plan, in the calendar year in which it would otherwise have been paid."

     3. The amendment set forth herein shall be effective as of January 1, 1995.
                              UNION CARBIDE CORPORATION

                              By: